SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250

Las Vegas, NV

(Address of Principal Executive Offices)

89134

(Zip Code)

Registrant’s telephone number, including area code: 702-839-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) entered into a Lease Agreement (the “Lease”) dated August 7, 2006 with BMR-6828 Nancy Ridge LLC (“Nancy Ridge”), a Delaware limited liability company, for the use of general office and laboratory space in San Diego, CA. A copy of the Lease is included as Exhibit 10.1 hereto.

The Lease commences on September 1, 2006 and expires on May 13, 2013, at which time the Company will have the option of extending the lease by five (5) years on the same terms and conditions of the Lease. The Company has paid Nancy Ridge a fully refundable security deposit in the amount of $57,804.84, and further agrees to pay $15,228.00 per month for the term of the Lease (eighty (80) months) for the use of 6,768 square feet of general office and laboratory space. This basic monthly rent is due in advance on the first day of each and every calendar month during the term, except that on the first (1), second (2), third (3), thirteenth (13), fourteenth (14), and fifteen (15) calendar months of the term, the Company is not obligated to pay the basic monthly rent. This basic monthly rent is subject to an annual upward adjustment of four percent (4%) of the then-current basic annual rent, as set forth below:

Months	Monthly Basic Rent
1-12(a)	$15,228.00
13-24 (b)	$15,837.12
25-36	$16,470.60
37-48	$17,129.43
49-60	$17,814.61
61-72	$18,527.19
73-80	$19,268.28

(a)	Months one (1), two (2), and three (3) are abated.

(b)	Months thirteen (13), fourteen (14), and (15) are abated.

In total, including the annual upward adjustments, the Company will pay approximately $1,273,034.27 in basic rent throughout the term of the Lease.

In addition to the basic monthly rent, the Company is responsible for paying certain operating expenses and all utilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

The Company may terminate the Lease if the leased property is substantially damaged or destroyed and cannot be restored within twelve (12) months of such damage or destruction. In the event the restoration period is estimated to take more than 12 months, the Company may terminate the lease in seventy-five (75) days from the date of damage or destruction. In the event of repair, reconstruction and restoration, Nancy Ridge will abate the rent proportionally based on the extent to which the Company’s use of the premises is impaired during the period of such repair, reconstruction or restoration, unless Nancy Ridge provides the Company with other space that is suitable to the Company’s business.

Nancy Ridge may terminate the Lease due to the occurrence of those events which would customarily cause a default (as outlined in Section 24.4 of Exhibit 10.1 attached hereto), such as abandonment of the leased property or failure to make timely payment of the basic monthly rent. In the event of default by the Company, Nancy Ridge is entitled to recover all damages it occurred by reason of the Company’s default, including, but not limited to, any unpaid rent that had accrued at the time of such termination.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Lease Agreement entered into by CardioVascular BioTherapeutics, Inc. and BMR-6828 Nancy Ridge LLC, dated August 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: August 10, 2006	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Lease Agreement entered into by CardioVascular BioTherapeutics, Inc. and BMR-6828 Nancy Ridge LLC, dated August 7, 2006.